Exhibit 99.1

Contacts:

Andrew Graham

Director of Finance

Michael A. Recny, Ph.D.

Vice President, Corporate Development

Trimeris, Inc.

(919) 419-6050

TRIMERIS REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR END 2006

            Record quarterly GAAP earnings of $0.21 per share; Non-GAAP quarterly earnings of $0.39 per share
            Record quarterly revenue of $12.5 million, up 57% over prior year
            Company achieves GAAP earnings of $0.34 per share for 2006; Non-GAAP earnings of $0.67 per share, driven by a 94% increase in 2006 revenues to $37 million
            Trimeris gains all intellectual property rights to TRI-1144 from Roche

MORRISVILLE, N.C. - March 15, 2007 - Trimeris, Inc. (Nasdaq: TRMS) today announced financial results for the three months ended December 31, 2006, reporting total revenues of $12.5 million, an increase of 57 percent, compared to the same period last year. This increase was primarily influenced by strong global sales of FUZEON which reached $73.3 million, a growth of 16 percent over the same period last year. All sales of FUZEON are recorded by F. Hoffmann-La Roche Ltd ("Roche"), Trimeris' collaborative partner.

During the three months ended December 31, 2006, the Company announced a strategic shift to focus on FUZEON profitability and the Company's strength in research and early stage development. In connection with this strategic shift, the Company reduced its workforce by approximately 25% and recorded a charge of approximately $3.2 million.

For the three months ended December 31, 2006, the Company reported net income of $4.7 million, or $0.21 per share compared with $3.8 million, or $0.17 per share for the three months ended December 31, 2005. For the year ended December 31, 2006, the Company reported net income of $7.4 million, or $0.34 per share, compared with a net loss of $8.1 million, or ($0.37) per share for the year ended December 31, 2005.

Included in net income for the three months and year ended December 31, 2006 are non-cash stock compensation expenses of $769,000 and $4.4 million, respectively, resulting from the adoption of SFAS 123 (revised). Also included in net income for the three months and year ended December 31, 2006 are expenses of $3.2 million for the reduction in workforce previously announced.

For the three months ended December 31, 2006, the Company reported Non-GAAP net income of $8.6 million, or $0.39 per share compared with $3.8 million, or $0.17 per share for the three months ended December 31, 2005. For the year ended December 31, 2006, the Company reported Non-GAAP net income of $14.7 million, or $0.67 per share, compared with a net loss of $8.1 million, or ($0.37) per share for the year ended December 31, 2005.

Cash, cash equivalents and investment securities available-for-sale totaled $48.6 million at December 31, 2006, compared to $36.9 million at December 31, 2005.

Trimeris also announced in a separate press releases today that Roche and Trimeris reached agreement for the return of all rights to joint patents and other intellectual property to Trimeris related to next-generation HIV fusion inhibitor peptides falling under the Roche-Trimeris 2000 Research Agreement, which includes the lead drug candidate TRI-1144. In a third press release issued today, Dr. Dani Bolognesi, Chief Executive Officer and Chief Scientific Officer announced his retirement effective March 16, 2007 and Mr. Robert Bonczek, Chief Financial Officer and General Counsel announced his retirement effective April 30, 2007. In conjunction with these events, Trimeris has appointed Mr. E. Lawrence Hill, Jr. as Acting President and Chief Operating Officer. For more information regarding these events, please see the press releases which can be found at www.trimeris.com

Reconciliations between GAAP and Non-GAAP earnings for the year ended December 31, 2006 and for the three months ended December 31, 2006 are provided in the following table (there are no adjustments to GAAP income for the year ended December 31, 2005 or for the three months ended December 31, 2005):
	Three Months Ended	Year Ended
	December 31, 2006 [in thousands except per share amounts] (unaudited)	December 31, 2006 [in thousands except per share amounts]
Net income (GAAP)	$ 4,699	$ 7,384
Diluted net income per share (GAAP)	$ 0.21	$ 0.34
Cumulative effect of change in accounting principle [1]	--	(252)
Non-cash employee stock compensation expenses:
Research and development [2]	310	1,893
General and administrative [2]	459	2,496
Charge related to the reduction in workforce [3]	3,161	3,161
Net income excluding, charges related to reduction in workforce, employee stock option expense and cumulative effect of change in accounting principle (Non- GAAP)	$ 8,629	$ 14,682
Diluted net income per share (Non-GAAP)	$ 0.39	$ 0.67

[1] The cumulative effect of change in accounting principle relates to the difference in accounting for the restricted stock grants under SFAS No. 123 (revised). Under SFAS No. 123 (revised) the Company is required to estimate a forfeiture rate for the restricted stock grants and apply that forfeiture rate from the date of grant. Prior to SFAS No. 123 (revised) the Company did not estimate forfeitures and only accounted for forfeitures as they occurred. The difference in these two methods results in the cumulative effect of change in accounting principle.

[2] On January 1, 2006, the Company adopted SFAS No. 123 (revised) and recorded additional non-cash stock compensation expenses during the three and twelve months ended December 31, 2006.

[3] During the three and twelve months ended December 31, 2006 the Company recorded a charge to the Statement of Operations related to a reduction in workforce.

2007 Guidance

As a convenience to investors, Trimeris is providing its outlook for 2007. This outlook is based upon numerous assumptions, all of which are subject to certain risks and uncertainties. For a discussion of the risks and uncertainties associated with these forward-looking statements, please see the Trimeris Safe Harbor Statement below.

At this time, Trimeris reiterates its previous outlook that total worldwide net sales of FUZEON will show modest top-line growth in 2007 compared to 2006. In November of 2006, Trimeris announced a restructuring plan that was designed to achieve an increase in profitability and to create sustainable, positive earnings for the long term. Trimeris intends to continue this effort. Now that Roche has agreed to return to Trimeris the rights to TRI-1144 and other intellectual property, the Company is assessing its options regarding further TRI-1144 development scenarios. Trimeris may be in a position to provide more clarity on its 2007 earnings outlook when Trimeris releases its complete financial results for the first quarter 2007.

Conference Call

Trimeris will host a live conference call to discuss the fourth quarter 2006 financial results, as well as the Roche amendment at 5:00 p.m. Eastern Time, today. To access the live call, please dial (800) 399-8403 (U.S.) or (706) 634-6565 (International). The conference ID number is 2199754. Telephone replay is available approximately two hours after the call through 11:59 p.m. Eastern Time, March 28, 2007. To access the replay, please call (800) 642-1687 (U.S.) or (706) 645-9291 (international), and conference ID number is 2199754. The information provided on the teleconference is only accurate at the time of the conference call, and Trimeris will take no responsibility for providing updated information.

Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. The webcast can be accessed by going to Trimeris' website, www.trimeris.com.

About Trimeris, Inc.

Trimeris, Inc. (Nasdaq: TRMS) is a biopharmaceutical company engaged in the discovery, development and commercialization of novel therapeutic agents for the treatment of viral disease. The core technology platform of fusion inhibition is based on blocking viral entry into host cells. FUZEON, approved in the U.S., Canada and European Union, is the first in a new class of anti-HIV drugs called fusion inhibitors. Trimeris is developing FUZEON and future generations of peptide fusion inhibitors in collaboration with F. Hoffmann-La Roche Ltd. For more information about Trimeris, please visit the Company's website at http://www.trimeris.com.

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with Generally Accepted Accounting Principles ("GAAP"), we have included certain non-GAAP financial measures that exclude the effect of non-cash stock compensation expense as a result of the Company's adoption of SFAS No. 123 (revised) and the charge related to the reduction in workforce. The Company believes that the presentation of results excluding non-cash employee stock compensation expense and the reduction in workforce provides meaningful supplemental information regarding our financial results for the three months and year ended December 31, 2006 as compared to the same periods in 2005 since our financial statements issued prior to January 1, 2006 did not change as a result of adopting SFAS No. 123 (revised) nor did they include any charges related to a reduction in our workforce. We believe that this financial information is useful to management and investors in assessing our historical performance and results. The Company will use these non-GAAP financial measures when evaluating its financial results, as well as for internal planning and forecasting purposes. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Trimeris Safe Harbor Statement
This document and any attachments may contain forward-looking information about the Company's financial results and business prospects that involve substantial risks and uncertainties. These statements can be identified by the fact that they use words such as "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning. Among the factors that could cause actual results to differ materially are the following: there is uncertainty regarding the success of research and development activities, regulatory authorizations and product commercializations; we are dependent on third parties for the sale, marketing and distribution of our drug candidates; the results of our previous clinical trials are not necessarily indicative of future clinical trials; and our drug candidates are based upon novel technology, are difficult and expensive to manufacture and may cause unexpected side effects. For a detailed description of these factors, see Trimeris' Form 10-K filed with the Securities and Exchange Commission on March 10, 2006 and its periodic reports filed with the SEC.

Trimeris, Inc.

Statements of Operations

[in thousands, except per share amounts]
	Three Months Ended December 31, (unaudited)		Year Ended December 31,
	2006	2005	2006	2005
Milestone revenue	$ 530	$ 430	$ 3,430	$ 1,722
Royalty revenue	3,433	2,495	11,812	8,784
Collaboration income [1]	8,570	5,033	21,738	8,553
Total revenue and collaboration income	12,533	7,958	36,980	19,059

Operating expenses:

Research and development:
Non-cash compensation [2]	337	99	2,254	418
Other research and development	4,015	2,136	16,079	17,856
Total research and development expense	4,352	2,235	18,333	18,274
General and administrative:
Non-cash compensation [2]	466	114	2,809	450
Other general and administrative	3,246	2,027	9,644	8,986
Total general and administrative expense	3,712	2,141	12,453	9,436

Total operating expenses [4]	8,064	4,376	30,786	27,710

Operating income (loss)	4,469	3,582	6,194	(8,651)
Other income (expense)
Interest income	580	378	1,987	1,300
Gain (loss) on sale of equipment	--	1	7	(9)
Interest/accretion expense	(199)	(190)	(781)	(746)
Total other income	381	189	1,213	545

Income (loss) before income taxes and cumulative effect of change in accounting principle	4,850	3,771	7,407	(8,106)
Income tax provision	151	--	275	--
Income (loss) before cumulative effect of change in accounting principle	4,699	3,771	7,132	(8,106)
Cumulative effect of change in accounting principle [3]	--	--	252	--

Net income (loss)	$ 4,699	$ 3,771	$ 7,384	$ (8,106)

Basic income (loss) per share before cumulative effect of accounting change	$ 0.21	$ 0.17	$ 0.33	$ (0.37)
Accounting change	--	--	0.01	--
Basic net income (loss) per share	$ 0.21	$ 0.17	$ 0.34	$ (0.37)

Diluted income (loss) per share before cumulative effect of accounting change	$ 0.21	$ 0.17	$ 0.33	$ (0.37)
Accounting change	--	--	0.01	--
Diluted net income (loss) per share	$ 0.21	$ 0.17	$ 0.34	$ (0.37)

Weighted average shares outstanding - basic	21,913	21,764	21,895	21,736

Weighted average shares outstanding - diluted	22,018	22,077	22,005	21,736

Notes:

[1] Collaboration income represents our share of the net operating results from the sale of FUZEON in the United States and Canada under our collaboration agreement with Hoffmann-La Roche, Inc., our collaborative partner. These net operating results consist of net sales less cost of goods (gross margin), less selling and marketing expenses and other costs related to the sale of FUZEON.

[2] In 2006, non-cash compensation is primarily comprised of employee stock option expense recorded under SFAS No. 123 (revised), expense for restricted stock issued to employees and non-cash charges or credits related to stock options granted to non-employees. In 2005, non-cash compensation is primarily comprised of expense for restricted stock issued to employees and non-cash charges or credits related to stock options granted to non-employees. For the three months ended December 31, 2006, the Company recorded an additional $769,000 in employee stock option expense compared to the three months ended December 31, 2005. For the year ended December 31, 2006, the Company recorded an additional $4.4 million in employee stock option expense compared to the year ended December 31, 2005.

[3] The cumulative effect of change in accounting principle relates to the difference in accounting for the restricted stock grants under SFAS No. 123 (revised). Under SFAS No. 123 (revised) the Company is required to estimate a forfeiture rate for the restricted stock grants and apply that forfeiture rate from the date of grant. Prior to SFAS No. 123 (revised) the Company did not estimate forfeitures and only accounted for forfeitures as they occurred. The difference in these two methods results in the cumulative effect of change in accounting principle.

[4] Included in operating expenses for the three months and year ended December 31, 2006 are non-cash compensation expenses of $769,000 and $4.4 million, respectively, resulting from the adoption of SFAS 123 (revised). Also included in net income for the three months and year ended December 31, 2006 are expenses of $3.2 million for the reduction in workforce previously announced. Excluding these charges, operating expenses for the three months and year ended December 31, 2006, would have been be $4.1 million and $23.2 million, respectively.

Trimeris, Inc.

Condensed Balance Sheets

[$ in thousands]
	December 31, 2006	December 31, 2005
Assets
Cash, cash equivalents and short-term investment securities available-for-sale	$ 48,035	$ 36,889
Other current assets	14,445	11,923
Total current assets	62,480	48,812
Property, furniture and equipment - net	2,160	2,640
Long-term investment securities available-for-sale	604	--
Total other assets	9,659	8,690
Total assets	$ 74,903	$ 60,142
Liabilities and Stockholders' Equity
Total current liabilities	$ 8,907	$ 8,079
Long term portion of deferred revenue	9,151	10,477
Accrued marketing costs	17,288	16,507
Accrued compensation - long-term	1,072	--
Other liabilities	713	706
Total liabilities	37,131	35,769

Total stockholders' equity	37,772	24,373
Total liabilities and stockholders' equity	$ 74,903	$ 60,142

FUZEON Net Sales

(Recognized by Roche, our collaborative partner)

[$ in millions]

	Three Months Ended December 31, (unaudited)		Years Ended December 31,
	2006	2005	2006	2005

United States and Canada	$ 42.2	$ 35.8	$ 134.2	$ 112.7
Rest of World	31.1	27.1	114.8	95.5
Worldwide Total	$ 73.3	$ 62.9	$ 249.0	$ 208.2

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